TECOGEN INVESTOR PRESENTATION OTC: TGEN BENJAMIN LOCKE, CEO ABINAND RANGESH, CFO

SAFE HARBOR STATEMENT This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non- historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 2

MARKET DRIVERS OF THE FUTURE Climate change, water shortages, fertilizer prices and trucking emissions will drive food production indoors and closer to consumers Utility tariffs will become time of day based with bonus payments for curtailment of peak power Clean Cooling will become critically important as temperature extremes continue Resiliency will become increasingly important due to extreme weather events or utility power disruption 3

Our solutions provide resiliency and energy savings with a clean environmental footprint >3,000 Units Shipped

POWER GENERATION + RESILIENCY CLEAN COOLING Chillers with lower operating cost and lower greenhouse gas footprint compared to competing chillers LOW CARBON INDOOR AGRICULTURE Modular microgrids for energy savings, greenhouse gas (GHG) reductions and resiliency to grid outages Boosting plant growth with CO2 exhaust recycling and our Ultera® Emissions system

ENABLING LOW CARBON AGRICULTURE TECOGEN CLEAN COOLING SOLUTIONS 6 Offers the maximum operating savings, precision climate control, resiliency, and GHG reductions. Cooling Runs on natural gas engine. Hybrid drive chiller (launch 2023) will blend utility or solar power with natural gas engine to choose the greenest and lowest cost source of power. Hot water for cleaning, heating and humidity control CO2 to boost plant growth 90% less land and water usage >15x crop cycles per year vs 1 crop cycle a year outdoors 100% Organic with no harmful pesticides

GREEN COOLING: CO2 INJECTION + TECOCHILL LOW CARBON CHILLER EXHAUST CO2 RECYCLING 7 Our Tecochill will use the engine exhaust to boost plant growth between 1.5x and 2.5x 0 50 100 150 200 250 300 350 0 200 400 600 800 1000 1200 1400 1600 1800 2000 P la n t G ro w th R at e (% ) CO2 level (ppm) Plant Growth Rate with CO2 Injection (%) Tecochill CO2 Recycling CO2 emissions reductions of 600 metric tons, equivalent to 130 cars removed per chiller per year

GROWTH STRATEGY – INDOOR AGRICULTURE

Tecogen
Clean Energy Solutions

TECOGEN INDOOR GROW SOLUTIONS OFFERS THE MOST PRECISE CLIMATE CONTROL, LOWEST COST OF OPERATION AND THE LOWEST CARBON FOOTPRINT

$30Bn CEA
2025
US Market[1]

Use existing market share to expand into new states and increase solutions for cannabis, leafy greens and vine products such as tomatoes & strawberries

Demonstration of carbon reuse solution with CO_2 exhaust recycling in Controlled Environment Agriculture.

2021 **1 in 2 indoor cannabis grow facilities in MA** use Tecogen equipment due to 99% uptime and economic savings

1. Based on USDA publicly available estimate on Controlled Environment Agriculture market in 2025

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OTHER KEY MARKET SEGMENTS

Indoor agriculture provides the largest growth potential for Tecogen as this segment expands beyond cannabis and food crops are grown indoors.

Process applications with simultaneous cooling and de-humidification such as food, beverage and chemicals represent the next largest market potential. These sites have 24/7 operation, and our chillers offer significant savings compared to competing technologies.

Facilities with beds such as multi-family and nursing homes continue to be great prospects for our microgrid and conventional CHP solutions.



Nationwide Market Potential per year
Multi-Family, $100 M
Food, $137 M
Fitness and Rec, $61 M
Beverage, $16 M
Chemical, $75 M
Nursing, $126 M
Hospital, $122 M
Food
Beverage
Chemical
Hospital
Nursing
Fitness and Rec
Multi-Family

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REVENUE SEGMENTS We service most purchased Tecogen equipment in operation through long term maintenance agreements. We have 11 service centers in North America and perform certain equipment installation work. SERVICES CLEAN, GREEN RELIABLE POWER, COOLING AND HEAT Sales of microgrid, cogeneration, and clean cooling systems. PRODUCT SALES We sell electricity and thermal energy produced by our equipment onsite at customer facilities. ENERGY AS A SERVICE (EAAS) 10

YE 2021 RESULTS

Tecogen Clean Energy Solutions

Highlights

- Net Income of $0.15/share YE 2021
- Net Income $3.69m

Revenue = $24.39 million

- Compared to $28.25 million in 2020, 13.6% decrease
- Product revenue down for FY 2021 due to
  - COVID related reduced sales activity
  - Some supply chain issues in Q3
- Service down due to lower installation activity, maintenance contract revenue increased 15%

Gross Margin of 47% favorably impacted by sales mix and reduced install activity

Op Ex = $12.8m in 2021 compared to $16.8m in 2020 or 23.7% reduction

$ in thousands	YE 21	YE 20	YoY Change	%
Revenue				
Products	$ 10,133	$ 11,467	$ (1,333)	
Service	12,526	14,951	(2,425)	
Energy Production	1,739	1,837	(98)	
Total Revenue	24,398	28,254	(3,856)	**-13.6%**
Gross Profit				
Products	4,532	4,567	(34)	
Service	6,391	5,593	798	
Energy Production	665	668	(3)	
Total Gross Profit	11,588	10,827	760	**7.0%**
Gross Margin: %				
Products	45%	40%	5%	
Service	51%	37%	14%	
Energy Production	38%	36%	2%	
Total Gross Margin	47%	38%	9%	
Operating Expenses				
General & administrative	9,796	10,311	(515)	
Selling	2,472	2,593	(121)	
Research and development	542	767	(225)	
Impairment and other expenses	(3)	3,116	(3,119)	
Total operating expenses	12,807	16,787	(3,980)	**-23.7%**
Operating profit (loss)	(1,219)	(5,960)	4,740	**79.5%**
Other Income (expense)	4,980	(227)	5,207	
Net Income (loss)	$ 3,696	$ (6,151)	$ 9,847	**160.1%**

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LONG TERM RECURRING REVENUES 12 RECURRING REVENUE STREAMS: 55% OF OVERALL REVENUE, >7% ANNUAL GROWTH RATE $- $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 R ev en u e ($ ) Service Revenue by Quarter Service contracts

STRONGER FUNDAMENTALS Bloom BE (FY 21) Tecogen TGEN (YE 21) Capstone CGRN (9 Months 21) Gross Profit Margins 20% 48% 14% Operating Profit Margins -12% -5.3% -22% LT Debt to Equity Ratio 24.09 0.18 4.76 EPS -$0.95 $0.14 -$0.92 STRONG FUNDAMENTALS COMPARED TO PEERS

PATHWAY TO GROWTH

Tecogen
Clean Energy Solutions

2022 TO 2023

Carbon Reuse in Indoor Agriculture – Exhaust CO_2 recycling in indoor grow facilities to boost plant growth and offer a low carbon solution.

Anticipate Introduction of **Tecochill Air Cooled Chillers** that incorporate the Tecogen hybrid drive technology by Q1 2023. This addresses a gap in our Tecochill offering as air cooled chillers are typically sold in larger volumes compared to water cooled chillers in our size range.

Expand to similar market segments including other controlled environment agriculture (CEA), Hemp processing, food processing (meat, dairy, chocolate) and pharmaceuticals

Focus on Clean Cooling applications where there is a simultaneous cooling and dehumidification load. Continue to increase market share in regional cannabis markets including New England, Mid-Atlantic and Florida with a goal to have a minimum of 30% market share per state in facilities > 10,000 sq feet.

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DISTRIBUTED GENERATION AND CHILLERS SHIPPED 3,000+ KWH GENERATED 1,968,913,337 FACTS ABOUT US METRIC TONS OF CO2 SAVED 200,000+ PRODUCT RUN HOURS 52,156,171 15 NUMBER OF OPERATIONAL U.S. MICROGRIDS IN 2019 #3

LEADERSHIP TEAM CEO BENJAMIN LOCKE Benjamin M. Locke has been a member of the Company's board of directors since June 2018. Mr. Locke has been the Company's Co-Chief Executive Officer since 2014 and as of March 29, 2018 he became the sole Chief Executive Officer of Tecogen. Mr. Locke was the Director of Corporate Strategy for Tecogen and was promoted to General Manager prior to his appointment as Co-Chief Executive Officer of Tecogen. In October of 2014, Mr. Locke began serving as Co-Chief Executive Officer of ADGE and continued to serve as Co-Chief Executive Officer until the completion of the ADGE Merger. Previously, Mr. Locke was the Director of Business Development and Government Affairs at Metabolix, a bioplastics technology development and commercialization company. In that role, he was responsible for developing and executing plans for partnerships, joint ventures, acquisitions, and other strategic arrangements for commercializing profitable clean energy technologies. Prior to joining Metabolix in 2001, Mr. Locke was Vice President of Research at Innovative Imaging Systems, or IISI, a high-technology R&D company. At IISI, he drove the development and implementation of growth strategies for the funding of specialty electronic systems for the United States Government. Mr. Locke has a B.S. in Physics from the University of Massachusetts, a M.S. in Electrical Engineering from Tufts University, and an M.B.A. in Corporate Finance from Boston University. Abinand Rangesh has been with the Company since 2016 and has held roles in various divisions including sales, business development and most recently being Vice President and Director of Corporate Strategy. Prior to joining Tecogen, he led startup companies in the green energy and software space. In addition, Dr. Rangesh has multiple design patents and has published multiple scientific papers in peer reviewed journals. Dr. Rangesh earned both his Ph.D. and undergraduate degrees in engineering from the University of Cambridge, United Kingdom. CFO ABINAND RANGESH President & COO ROBERT PANORA Robert Panora has served as President of Tecogen since 2000. Mr. Panora had been General Manager of Tecogen’s Product Group since 1990 and Manager of Product Development, Engineering Manager, and Operations Manager of the Company since 1984. Over his 41-year tenure with Tecogen, he has been responsible for sales and marketing, engineering, service and manufacturing. He contributed to the development of our first product, the CM-60 cogeneration module, and was Program Manager for the cogeneration and chiller projects that followed. Mr. Panora has had considerable influence on many aspects of our business, from building the employee team, to conceptualizing product designs and authoring many of the original business documents, sales tools, and product literature pieces. Mr. Panora holds B.S. and M.S. degrees in Chemical Engineering from Tufts University.

LEADERSHIP TEAM Roger Deschenes has led accounting and finance functions in high-technology manufacturing and consumer products and distribution companies for over 30 years, including as Division Chief Financial Officer at L3 Security Detection Systems, Inc. in 2017 and 2018, and as Vice President, Finance, Chief Financial Officer and Chief Accounting Officer at Implant Sciences Corporation from 2010 to 2017. Mr. Deschenes received a B.S. in Business Administration from Salem State University and is a Certified Management Accountant. CAO ROGER DESCHENES General Counsel JACK WHITING John K. Whiting, IV has been the Company's General Counsel since January 2018, handling all legal matters for the company, including commercial transactional matters, corporate financing and governance matters, securities compliance work and SEC filings, and providing support for risk management and the consideration of strategic options. Since April 2017 Mr. Whiting has also served as General Counsel & CFO of Inspired Therapeutics LLC. Previously, he served as Vice President, General Counsel & Secretary of Vero Biotech LLC (from January 2012 to 2017), as Vice President, General Counsel & Secretary of Pharos LLC and Levitronix LLC (from 2009 through 2011), as Vice President & General Counsel of American Renal Associates Inc. (from 2002 to 2008), and as Associate General Counsel of Thermo Electron Corporation (now Thermo Fisher Scientific Inc.) (from 1996 through 2002). Mr. Whiting holds a B.A. in Political Science and History from the University of Vermont, a J.D. from Boston University School of Law, and an MBA from F.W. Olin Graduate School of Business at Babson College. Joseph Gehret is our Chief Technical Officer. Mr. Gehret is responsible for leading technology development at Tecogen and defining the company’s research and development efforts. With an expansive depth and breadth of classic, as well as cutting edge technology, he has been integral in the development of all Tecogen products and technology for 30 years. He is the primary author on all of Tecogen’s major patents. In addition to leadership roles in all Tecogen technology development, Mr. Gehret has designed and developed the necessary hardware, as well as the software code, for all of Tecogen’s product lines. Mr. Gehret holds a B.S. in Mechanical Engineering and an M.S. in Nuclear Engineering, both from the Massachusetts Institute of Technology. CTO JOSEPH GEHRET

BOARD MEMBERS Director Earl R. Lewis III has served as Chairman of the Board and as Chief Executive Officer and President of FLIR Systems from 2000 through May 2013, and since May 2013 as Chairman of the Board and as a senior consultant to FLIR Systems. Mr. Lewis also served as Chairman of the Board of Harvard Bio Science from 2013 through June 2018, as CEO and President of Thermo Instrument Systems from 1998 to 2000, as President in 1997, and as COO in 1996. Mr. Lewis also served as CEO and President of Thermo Optek Corporation from 1994 to 1996, as President of Thermo Jarrell Ash Corporation from 1988 to 1994, and in senior operations and manufacturing roles at Thermo Jarrell Ash since 1984 and at other companies in previous years. Mr. Lewis holds a B.S. from Clarkson College of Technology. EARL R LEWIS III Lead Director Mr. Hatsopoulos is Lead Director of Tecogen. He has been a member of the Company's board of directors since its founding in 2000 (other than the period between June 6, 2018 and February 1, 2019). He was Tecogen's CEO until 2014 when he became Co-CEO until he retired in 2018. Mr. Hatsopoulos was also Chief Executive Officer and Director of American DG Energy Inc. from its inception in 2001 until 2014 when he became Co-CEO. He remained Co-CEO and Director until American DG Energy or ADGE merged with Tecogen in 2017. In addition, Mr. Hatsopoulos was Chairman of EuroSite Power Inc., a former affiliate of the Company, from 2009 until 2016. Mr. Hatsopoulos is a co- founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific. He was formerly the President and Vice Chairman of the Board of Directors of that company. He is a former “Member of the Corporation” of Northeastern University. He graduated from Athens College in Greece and holds a B.S. in history and mathematics from Northeastern University, as well as honorary doctorates in business administration from Boston College and Northeastern University. JOHN HATSOPOULOS Director Dr. Ghoniem has been a member of the Company's board of directors since 2008. Dr. Ghoniem is the Ronald C. Crane Professor of Mechanical Engineering at MIT. He is also the Director of the Center for 21st Century Energy, and the head of Energy Science and Engineering at MIT, where he plays a leadership role in many energy-related activities, initiatives and programs. He joined MIT as an Assistant Professor in 1983. He is an associate fellow of the American Institute of Aeronautics and Astronautics, and Fellow of American Society of Mechanical Engineers. He was recently granted the KAUST Investigator Award. Dr. Ghoniem holds a Ph.D. in Mechanical Engineering from the University of California, Berkeley, and a M.S. and B.S. in Mechanical Engineering from Cairo University. AHMED GHONIEM Chairperson Ms. Galiteva has been the Company's Chairperson of the board of directors since 2005. Ms. Galiteva is founder and Chair of the Board for the Renewables 100 Policy Institute, a non-profit entity dedicated to the global advancements of renewable energy solutions since 2008. She is also Chairperson at the World Council for Renewable Energy (WCRE), which focuses on the development of legislative and policy initiatives to facilitate the introduction and growth of renewable energy technologies since 2003. Since 2011, she has served on the Board of Governors of the California Independent System Operator (CA ISO), providing direction and oversight for the CA ISO which operates the California electricity grid. Also, she is a principal at New Energy Options, Inc., a company focusing on advancing the integration of sustainable energy solutions since 2006. She has also been a strategic consultant with Renewable Energy Policy and Strategy Consulting since 2004. Ms. Galiteva holds a M.S in Environmental and Energy Law, a J.D. from Pace University School of Law, and a B.S. from Sofia University in Bulgaria. ANGELINA GALITEVA Director Fred Holubow served as a director of ANI Pharmaceuticals, Inc. from 1999 through May 2018 where he served on the Board's Audit and Finance Committee. Mr. Holubow is, and since 1984 has been a General Partner of Starbow Partners, an investor in early-stage healthcare ventures. In addition, Mr. Holubow serves as a Principal of Petard Risk Analysis, a position he has held since January 2012. From 2001 to December 2011 Mr. Holubow served as a Managing Director of William Harris Investors, Inc., a registered investment advisory firm, and from 1982 to 2001 he served as Vice President of Pegasus Associates, a registered investment advisory firm he co- founded. Mr. Holubow specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr. Holubow also previously served on the board of directors of the following public companies: Micrus Endovascular Corporation, ThermoRetec Corporation, Savient Pharmaceuticals, Inc. (formerly Bio- Technology General Corp.), Gynex Pharmaceuticals, Inc., and Unimed Pharmaceuticals, Inc. FRED HUBLOW Director Mr. Jenkins is a retired partner at Ernst & Young LLP where he provided accounting related services for a diversified client base for 36 years until February 2016 from offices in Boston, Massachusetts and in Manchester, New Hampshire where he served as Office Managing Partner for five years. Mr. Jenkins’ expertise includes matters related to initial public offerings, mergers and acquisitions transactions, financing transactions, and implementation of internal controls in connection with Sarbanes-Oxley compliance. Mr. Jenkins received a B.S in accounting from Bentley University in 1977. RALPH JENKINS